Exhibit No. (99)b

HALYARD HEALTH, INC.

NOTICE OF GUARANTEED DELIVERY

With Respect to the Tender for Exchange of

Registered 6.25% Senior Notes due 2022

for Outstanding 6.25% Senior Notes due 2022

Pursuant to the Prospectus Dated             , 2015

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2015, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

As set forth in the Letter of Transmittal (the “Letter of Transmittal”) accompanying the Prospectus dated             , 2015 (the “Prospectus”) of Halyard Health, Inc., a Delaware corporation (“Halyard” or the “Company”), this Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the Company’s offer to exchange the 6.25% Senior Notes due 2022, which have been registered under the Securities Act of 1933, as amended, for any and all of the outstanding unregistered 6.25% Senior Notes due 2022 (the “Old Notes”) if the tendering holder of Old Notes cannot, prior to 5:00 p.m., New York City time, on the Expiration Date (i) deliver the Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (as defined below) or (ii) deliver a confirmation of the book-entry tender of its Old Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”) and otherwise complete the procedures for book-entry transfer. If required, this Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered to Deutsche Bank Trust Company Americas (the “Exchange Agent”) as follows:

By Facsimile (Eligible Institutions Only):	By Registered or Certified Mail/ Courier/Overnight Delivery:

(615) 866-3889	DB Services Americas, Inc. 5022 Gate Parkway, Suite 200 MS JCK01-0218 Jacksonville, FL 32256 Attention: Reorg Department
Confirm by Telephone: (877) 843-9767

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

For any questions regarding this Notice of Guaranteed Delivery or for any additional information, please contact the Exchange Agent by telephone at (877) 843-9767 or by e-mail at DB.Reorg@db.com.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Halyard, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures.

All authority conferred or agreed to be conferred in this Notice of Guaranteed Delivery and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive the death or incapacity of, the undersigned.

PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or Authorized Signatory

Name(s) of Registered Holder(s)

Capacity

Principal Amount of Old Notes Tendered

Date

Address

Area Code and Telephone Number

If Old Notes will be delivered by book-entry transfer, provide the account number at The Depository Trust Company below:

Depository Account No.

This Notice of Guaranteed Delivery must be signed (i) by the registered holder(s) of the Old Notes tendered hereby exactly as their name(s) appear on the certificate(s) for such Old Notes or on a security position listing such holder(s) as the owner(s) of such Old Notes, or (ii) by person(s) authorized to become registered holder(s) of such Old Notes by endorsement(s) or bond power(s) submitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information and, unless waived by the Company, submit with the Letter of Transmittal evidence satisfactory to the Company of such person’s authority to so act. See Instruction 2 to this Notice of Guaranteed Delivery.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or of the Financial Industry Regulatory Authority, or is a savings institution, commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, and that is, in each case, a member of a recognized signature guarantee program (i.e., Securities Transfer Agents Medallion Program, Stock Exchanges Medallion Program or New York Stock Exchange Medallion Signature Program), guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at DTC as described in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm

Address

Area Code and Telephone Number

Authorized Signature

Name

Title

Date

DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on front cover and back cover of this Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on the Expiration Date.

The method of delivery of this Notice of Guaranteed Delivery and all other required documents is at the election and risk of the tendering holders. Delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If such delivery is by mail, the use of registered mail, properly insured, with return receipt requested, is recommended. In all cases, sufficient time should be allowed to assure receipt by the Exchange Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) for such Old Notes or on a security position listing such holder(s) as the owner(s) of the Old Notes, without any change whatsoever.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of the Old Notes, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for the Old Notes or on DTC’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, submit with the Letter of Transmittal evidence satisfactory to the Issuer of such person’s authority to so act.

3. Requests for Assistance or Additional Copies. Questions relating to the procedures for tendering, as well as requests for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address and telephone number set forth on the front cover and back cover of this Notice of Guaranteed Delivery.

The Exchange Agent for the Exchange Offer is:

Deutsche Bank Trust Company Americas

By Facsimile (Eligible Institutions Only):	By Registered or Certified Mail/ Courier/Overnight Delivery:

(615) 866-3889	DB Services Americas, Inc. 5022 Gate Parkway, Suite 200 MS JCK01-0218 Jacksonville, FL 32256 Attention: Reorg Department
Confirm by Telephone: (877) 843-9767